UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒               Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material Pursuant to §240.14a-12

SQZ Biotechnologies Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

US-DOCS\121242700.2

SQZ Biotechnologies Company

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders

June 15, 2021

9:30 a.m. (Eastern time)

SQZ BIOTECHNOLOGIES COMPANY

200 ARSENAL YARDS BLVD, SUITE 210

WATERTOWN, MASSACHUSETTS 02472

April 26, 2021

To Our Stockholders:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of SQZ Biotechnologies Company at 9:30 a.m. Eastern time, on Tuesday, June 15, 2021. In light of the COVID-19 pandemic, the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 3 of the proxy statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Armon Sharei, Ph.D.
President, Chief Executive Officer and Director

SQZ BIOTECHNOLOGIES COMPANY
200 Arsenal Yards Blvd, Suite 210
Watertown, Massachusetts 02472

Notice of Annual Meeting of Stockholders
To Be Held Tuesday, June 15, 2021

The Annual Meeting of Stockholders (the “Annual Meeting”) of SQZ Biotechnologies Company, a Delaware corporation (the “Company”), will be held at 9:30 a.m. Eastern time on Tuesday, June 15, 2021. In light of the ongoing COVID-19 pandemic, the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to participate in the Annual Meeting online, vote your shares electronically and submit your questions before and during the Annual Meeting by visiting www.proxydocs.com/SQZ. In order to attend and/or participate, you must register in advance at www.proxydocs.com/SQZ prior to the deadline of June 13, 2021 at 5:00 p.m. Eastern Time. Upon properly completing your registration, you will receive further instructions via email, including your unique live meeting link that will allow you access to the Annual Meeting and will also permit you to vote electronically and submit questions at the meeting. You will not be able to attend the Annual Meeting in person.

The Annual Meeting will be held for the following purposes:

•	To elect Marc Elia and Pushkal Garg, M.D. as Class I Directors to serve until the 2024 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock as of the close of business on April 22, 2021 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Lawrence Knopf, General Counsel and Secretary, at GeneralCounsel@sqzbiotech.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available for examination by our stockholders during the Annual Meeting via the unique link that will allow you to access the meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

i

By Order of the Board of Directors

Lawrence Knopf
General Counsel and Secretary

Watertown, Massachusetts
April 26, 2021

ii

SQZ BIOTECHNOLOGIES COMPANY
200 Arsenal Yards Blvd, Suite 210
Watertown, Massachusetts 02472

Proxy Statement

This proxy statement is furnished in connection with the solicitation by the Board of Directors of SQZ Biotechnologies Company of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, June 15, 2021 (the “Annual Meeting”), at 9:30 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. In light of the ongoing COVID-19 pandemic, the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

You will be able to participate in the Annual Meeting online, vote your shares electronically and submit your questions before and during the Annual Meeting by visiting www.proxydocs.com/SQZ. In order to attend and/or participate, you must register in advance at www.proxydocs.com/SQZ prior to the deadline of June 13, 2021 at 5:00 p.m. Eastern Time. Upon properly completing your registration, you will receive further instructions via email, including your unique live meeting link that will allow you access to the Annual Meeting and will also permit you to vote electronically and submit questions at the meeting. You will not be able to attend the Annual Meeting in person.

Holders of record of shares of our common stock, $0.001 par value per share, as of the close of business on April 22, 2021 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 27,881,722 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2020 (the “2020 Annual Report”) will be released on or about April 27, 2021 to our stockholders on the Record Date.

In this proxy statement, “SQZ”, “Company”, “we”, “us”, and “our” refer to SQZ Biotechnologies Company.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, JUNE 15, 2021

This Proxy Statement and our 2020 Annual Report to Stockholders are available at
http://www.proxydocs.com/SQZ

Proposals

At the Annual Meeting, our stockholders will be asked:

•	To elect Marc Elia and Pushkal Garg, M.D. as Class I Directors to serve until the 2024 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote:

•	FOR the election of Marc Elia and Pushkal Garg, M.D. as Class I Directors; and
•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Information About This Proxy Statement

Why you received this proxy statement. You are viewing or have received these proxy materials because SQZ’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, SQZ is making this proxy statement and its 2020 Annual Report available to its stockholders electronically via the Internet. On or about April 27, 2021, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2020 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2020 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact your bank, broker, or other nominee record holder, or you may contact our Secretary at our offices at 200 Arsenal Yards Blvd, Suite 210, Watertown, Massachusetts 02472.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact your bank, broker, or other nominee record holder, or you may contact our Secretary at our offices at 200 Arsenal Yards Blvd, Suite 210, Watertown, Massachusetts 02472.

Questions and Answers About the 2021 Annual Meeting of Stockholders

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 22, 2021. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 27,881,722 shares of common stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the Annual Meeting?

As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of COVID-19, we have decided to hold the Annual Meeting entirely online this year. There will not be a physical meeting location and you will not be able to attend the meeting in person. To participate in the Annual Meeting virtually via the internet, please visit www.proxydocs.com/SQZ prior to the meeting.

You must register by June 13, 2021 at 5:00 p.m. Eastern Time to attend the Annual Meeting webcast.

Upon properly completing your registration, you will receive further instructions via email, including your unique live meeting link that will allow you access to the Annual Meeting and will permit you to submit questions before and during the Annual Meeting and vote. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:15 a.m., Eastern time, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the Chair of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting, without the vote of stockholders.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

•	by Internet—You can vote over the Internet at www.proxypush.com/SQZ by following the instructions on the Internet Notice or proxy card;
•	by Telephone—You can vote by telephone by calling 866-509-2154 and following the instructions on the proxy card;
•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•

Electronically at the Meeting—To vote at the virtual Annual Meeting, you must register in advance at www.proxydocs.com/SQZ prior to the deadline of June 13, 2021 at 5:00 pm Eastern Time. You will be asked to provide the company number and control number from the Internet Notice. Upon properly completing your registration, you will receive further instructions via email, including your unique live meeting link that will allow you access to the meeting and you will have the ability to vote electronically.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day until the time at which online voting closes at the Annual Meeting.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically. Note that, in light of possible disruptions in mail service related to the COVID-19 pandemic, we encourage stockholders to submit their proxy via the Internet or telephone.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If you wish to attend the Annual Meeting and vote your shares online at the Annual Meeting, you must register with your control number and obtain a legal proxy from your bank or broker in order to cast your vote. If your shares are not registered in your own name or if you lose your control number, you should contact your bank or broker to obtain your control number or otherwise vote through the bank or broker.

Can I change my vote after I submit my proxy?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving written notice of revocation to the Secretary of SQZ prior to or at the Annual Meeting; or
•	by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

Who will count the votes?

A representative of Mediant Communications Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Why hold a virtual meeting?

As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of COVID-19, we believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.proxydocs.com/SQZ. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located in the email you receive with information on how to join the Annual Meeting.

Will there be a question-and-answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two question limit;

•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

Proposals To Be Voted On

Proposal 1: Election of Directors

At the Annual Meeting, two (2) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2024 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.

We currently have nine (9) directors on our Board, including three (3) Class I Directors. Our current Class I Directors are Marc Elia, Pushkal Garg, M.D. and Eric Moessinger. The Board has nominated two director candidates for election as Class I Directors at the Annual Meeting: Marc Elia and Pushkal Garg, M.D. Mr. Moessinger has not been nominated for re-election as a Class I Director at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

As set forth in our Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term currently expires at the Annual Meeting and whose subsequent term will expire at the 2024 Annual Meeting of Stockholders; Class II, whose term will expire at the 2022 Annual Meeting of Stockholders and whose subsequent term will expire at the 2025 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2023 Annual Meeting of Stockholders and whose subsequent term will expire at the 2026 Annual Meeting of Stockholders. The current Class I Directors are Marc Elia, Pushkal Garg, M.D. and Eric Moessinger; the current Class II Directors are Amy W. Schulman, Sapna Srivastava, Ph.D. and Klavs F. Jensen, Ph.D.; and the current Class III Directors are Armon Sharei, Ph.D., Paul Bolno, M.D. and Marc Schegerin, M.D.

Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed from time to time by the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as a Class I Director of the person whose name and biography appears below. In the event that either of Mr. Elia or Dr. Garg should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that either of Mr. Elia or Dr. Garg will be unable to serve if elected. Each of Mr. Elia and Dr. Garg has consented to being named in this proxy statement and to serve if elected.

Vote required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.

Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

The Board unanimously recommends a vote FOR the election of each of the below Class I Director nominees.

Nominees For Class I Director (terms to expire at the 2024 Annual Meeting)

The current members of the Board who are also nominees for election to the Board as Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with SQZ
Marc Elia	45	2018	Director
Pushkal Garg, M.D.	53	2018	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director nominee for election at the 2021 Annual Meeting are as follows:

Marc Elia

Marc Elia has served as a member of our Board since May 2018. In September 2019, Mr. Elia founded M28 Capital, a healthcare sector investment fund. Prior to that, from January 2012 to September 2019, Mr. Elia served as a partner at Bridger Capital, an investment fund. Mr. Elia holds a B.A. in Economics from Carleton College. We believe that Mr. Elia’s broad operational and transactional experience qualify him to serve on our Board.

Pushkal Garg, M.D.

Pushkal Garg, M.D. has served as a member of our Board since August 2018. Dr. Garg currently serves as Chief Medical Officer and Executive Vice President at Alnylam Pharmaceuticals, Inc., a biopharmaceutical company focused on the discovery, development and commercialization of RNA interference therapeutics. Prior to joining Alnylam in October 2014, he held clinical development leadership roles at Bristol-Myers Squibb Corporation and Millennium Pharmaceuticals. Before joining the biopharmaceutical industry, he was on the faculty at Harvard Medical School and the Brigham and Women’s Hospital in Boston. Dr. Garg holds an M.D. from the University of California, San Francisco, School of Medicine, where he also completed a residency in Internal Medicine, and an A.B. in Biochemistry from the University of California, Berkeley. We believe Dr. Garg’s extensive medical and scientific knowledge and industry experience qualify him to serve on our Board.

Continuing members of the Board:

Class II Directors (terms to expire at the 2022 Annual Meeting)

The current members of the Board who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with SQZ
Klavs F. Jensen, Ph.D.	68	2013	Director
Sapna Srivastava, Ph.D.	50	2020	Director
Amy W. Schulman	60	2015	Chair and Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Klavs F. Jensen, Ph.D.

Klavs F. Jensen, Ph.D. has served as a member of our Board since March 2013 and was a co-founder of our company. Since 1989, Dr. Jensen has served as Professor of Chemical Engineering and of Materials Science and Engineering at the Massachusetts Institute of Technology. From 2007 to 2015, Dr. Jensen served as Department Head for Chemical Engineering. Dr. Jensen was a member of the Board of Technical University of Denmark from 2009 to 2019. Dr. Jensen holds a Ph.D. in Chemical Engineering from the University of Wisconsin and an M.S. in

Chemical Engineering from Technical University of Denmark. He is a member of the U.S. Academies of Engineering and Science. We believe Dr. Jensen’s pioneering academic work, extensive medical and scientific knowledge and industry experience qualify him to serve on our Board.

Sapna Srivastava, Ph.D.

Sapna Srivastava, Ph.D. has served as a member of our Board since October 2020. Since March 2021, Dr. Srivastava has served as the Chief Financial Officer of eGenesis, Inc. From January 2019 until March 2021, Dr. Srivastava served as an advisor and board member for biotechnology companies. From September 2017 to January 2019, Dr. Srivastava served as the Chief Financial and Strategy Officer at Abide Therapeutics, Inc., a biopharmaceutical company that was acquired by H. Lundbeck A/S in 2019. From April 2015 to December 2016, Dr. Srivastava served as the Chief Financial and Strategy Officer at Intellia Therapeutics, Inc., a genome editing company. Dr. Srivastava has been a director of Asclepix Therapeutics, Inc. since December 2019 and Talaris Therapeutics, Inc. since January 2019. She also served as a director of VelosBio Inc. from October 2020 to December 2020. Dr. Srivastava holds a Ph.D. from N.Y.U. University School of Medicine and a B.S. from St. Xavier’s College, University of Bombay. We believe Dr. Srivastava’s broad financial, operational, and transactional experience qualify her to serve on our Board.

Amy W. Schulman

Amy W. Schulman has served as a member of our Board and as our Chair since June 2015. In July 2015, Ms. Schulman co-founded Lyndra Therapeutics, Inc., a pharmaceutical company, served as its Chief Executive Officer until February 2017 and as of September 2019 serves as Executive Chair. In addition, from August 2014 to November 2016, Ms. Schulman served as Chief Executive Officer of Arsia Therapeutics, Inc., a pharmaceutical company, until Arsia was acquired by Eagle Pharmaceuticals, Inc., a pharmaceutical company. Ms. Schulman joined Polaris Partners in August 2014 and became a Managing Partner in 2019. Since July 2014, Ms. Schulman has served as a senior lecturer at Harvard Business School. From January 2019 until December 2020, Ms. Schulman served as a director of Cyclerion Therapeutics, Inc. and currently serves as a director of Alnylam Pharmaceuticals, Inc. and on the Mount Sinai Hospital Board of Trustees. Ms. Schulman holds a J.D. from Yale Law School as well as B.A. degrees in Philosophy and English from Wesleyan University. We believe Ms. Schulman’s extensive industry experience qualifies her to serve on our Board.

Class III Directors (terms to expire at the 2023 Annual Meeting)

The current members of the Board who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with SQZ
Paul Bolno, M.D.	47	2020	Director
Marc Schegerin, M.D.	45	2020	Director
Armon Sharei, Ph.D.	34	2013	President, Chief Executive Officer and Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Paul B. Bolno, M.D.

Paul B. Bolno, M.D., has served on our Board since June 2020. Since December 2013, Dr. Bolno has served as the President and Chief Executive Officer of Wave Life Sciences Ltd., a genetic medicines company, and has served as a director of Wave Life Sciences Ltd. since April 2014. Prior to joining Wave, Dr. Bolno served at GlaxoSmithKline, a pharmaceutical company, from 2009 to 2013 in various roles, including Vice President, Worldwide Business Development—Head of Asia BD and Investments, Head of Global Neuroscience BD, a director of Glaxo Welcome Manufacturing, Pte. Ltd. in Singapore and Vice President, Business Development for the Oncology Business Unit, where he helped establish GlaxoSmithKline’s global oncology business and served as a member of the Oncology Executive Team, Oncology Commercial Board and Cancer Research Executive Team. Prior to GlaxoSmithKline, Dr. Bolno served as Director of Research at Two River LLC, a health care private equity firm, from 2004 to 2009. Dr. Bolno earned a medical degree from MCP-Hahnemann School of Medicine and an M.B.A. from Drexel University. He was a general surgery resident and cardiothoracic surgery postdoctoral research fellow at Drexel University College of Medicine. We believe that Dr. Bolno’s experience in the biotechnology industry and leading a biopharmaceutical company qualify him to serve on our Board.

Marc Schegerin, M.D.

Marc Schegerin, M.D. has served as a member of our Board since October 2020. Since April 2020, Dr. Schegerin has served as the Chief Financial Officer and Chief Operating Officer at Morphic Therapeutic, Inc., a biopharmaceutical company. From April 2018 to January 2020, Dr. Schegerin served as Chief Financial Officer, Treasurer and Head of Strategy & Communications at ArQule, an oncology-focused drug developer, until its acquisition by Merck & Co. in January 2020. Prior to this role, Dr. Schegerin served as a Director at Citigroup, from June 2016 to April 2018. Dr. Schegerin earned his M.D. from Dartmouth Medical School and M.B.A. from the Tuck School of Business at Dartmouth and undergraduate degrees in premedical studies from Harvard University and finance from Tulane University. We believe Dr. Schegerin’s broad operational and transactional experience qualify him to serve on our Board.

Armon Sharei, Ph.D.

Armon Sharei, Ph.D. has served as our Chief Executive Officer since January 2015, a member of our Board since March 2013 and was the lead inventor of our core technology and a founder of our company. Dr. Sharei holds a Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology, as well as a B.S. with Honors and Distinction in Chemical Engineering from Stanford University. We believe that Dr. Sharei’s experience in the industry and knowledge of our company qualify him to serve on our Board.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of PricewaterhouseCoopers LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2020. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of PricewaterhouseCoopers LLP is expected to attend the 2021 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2022. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board

The Board unanimously recommends a vote FOR the Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2021.

Report of the Audit Committee of the Board

The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2020 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Marc Schegerin, M.D. (Chair)

Marc Elia

Sapna Srivastava, Ph.D.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On May 6, 2019, we engaged PricewaterhouseCoopers LLP as our new independent registered public accounting firm to audit our consolidated financial statements as of and for the year ended December 31, 2018 and to reaudit our financial statements as of and for the year ended December 31, 2017, which had previously been audited by Katz, Nannis + Solomon, P.C., whom we dismissed in 2018.

During the two years ended December 31, 2018 and the subsequent interim period through May 6, 2019, when we engaged PricewaterhouseCoopers LLP, we did not consult with PricewaterhouseCoopers LLP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that PricewaterhouseCoopers LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2020	2019
Audit Fees	$2,054,970	$1,135,000
Tax Fees	$39,000	$—
Total Fees	$2,093,970	$1,135,000

Audit Fees

Audit fees consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements and the review of our quarterly condensed consolidated financial statements filed with the SEC. Included in the 2020 audit fees is $944,788 of fees billed in connection with our initial public offering in October 2020.

Tax Fees

Tax fees consist of fees for tax compliance services.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage PricewaterhouseCoopers LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by PricewaterhouseCoopers LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by PricewaterhouseCoopers LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. All services provided by PricewaterhouseCoopers LLP in 2020 were pre-approved by our Audit Committee.

Executive Officers

The following table identifies our current executive officers:

Name	Age	Position
Armon Sharei, Ph.D. (1)	34	President, Chief Executive Officer and Director
Teri Loxam (2)	49	Chief Financial Officer
Lawrence Knopf (3)	59	General Counsel
Oliver Rosen, M.D. (4)	56	Chief Medical Officer
Howard Bernstein, M.D., Ph.D. (5)	64	Chief Scientific Officer
David First (6)	57	Chief People Officer
Micah Zajic (7)	40	Chief Business Officer

(1)

Armon Sharei, Ph.D. has served as our Chief Executive Officer since January 2015, a member of our Board since March 2013 and was the lead inventor of our core technology and a founder of our company. Dr. Sharei holds a Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology, as well as a B.S. with Honors and Distinction in Chemical Engineering from Stanford University. We believe that Dr. Sharei’s experience in the industry and knowledge of our company qualify him to serve on our Board.

(2)

Teri Loxam has served as our Chief Financial Officer since September 2019. Before joining us, from August 2015 to August 2019, Ms. Loxam was at Merck & Co., Inc., a global healthcare company, where she served as Senior Vice President of Investor Relations and Global Communications. Before that, from July 2012 to August 2015, Ms. Loxam served as Vice President of Investor Relations at IMAX, an entertainment technology company. From June 2001 to July 2012, Ms. Loxam had a number of roles of increasing responsibility across Strategy, Treasury and Investor Relations at Bristol-Myers Squibb, a global healthcare company. Ms. Loxam holds an M.B.A. from the University of California, Irvine, Paul Merage School of Business, and a B.Sc. from the University of Victoria.

(3)

Lawrence Knopf has served as our General Counsel since September 2019. Before joining us, from January 2017 to August 2019, Mr. Knopf served as an independent consultant and legal counsel to life science and other business enterprises, on a consulting, project and expert witness basis. Before that, from March 2011 to November 2016, Mr. Knopf served as Senior Vice President and General Counsel at HeartWare International, Inc., a publicly traded medical device company that was acquired by Medtronic in 2016. Mr. Knopf holds a J.D. from the University of Michigan Law School, and a B.S. in accounting and political science from the Wharton School of the University of Pennsylvania.

(4)

Oliver Rosen, M.D. has served as our Chief Medical Officer since January 2019. Prior to joining us, from June 2014 to December 2018, Dr. Rosen served as Chief Medical Officer at Deciphera Pharmaceuticals, Inc., a biopharmaceutical company. Prior to joining Deciphera, from December 2009 to June 2014, Dr. Rosen served as Vice President of Global and U.S. Medical Affairs at Millennium: The Takeda Oncology Company, a biopharmaceutical company. Dr. Rosen received his training in oncology and hematology at the University Hospital Charité in Berlin with research activities focused on hematological malignancies and bone marrow transplantation. Prior to his clinical training, Dr. Rosen participated in a post-doctoral program in Molecular and Cellular Biology at the University of Hamburg. Dr. Rosen holds an M.D. from the University of Cologne, Germany.

(5)

Howard Bernstein, M.D., Ph.D. has served as our Chief Scientific Officer since June 2015. Prior to joining us, from November 2008 to May 2015, Dr. Bernstein served as the Chief Scientific Officer of Seventh Sense Biosystems, a medical device company. Dr. Bernstein holds an M.D. from Harvard Medical School, a Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology and a Bachelor of Engineering from McGill University. He is a member of the National Academy of Engineering and a Fellow of the American Institute of Medical and Biological Engineering.

(6)

David First has served as our Chief People Officer since May 2020. Prior to joining us, from September 2018 to May 2020, Mr. First served as the Chief Human Resources Officer of Avedro Inc., a medical technology company that was acquired by Glaukos in 2019. Prior to joining Avedro Inc., Mr. First served as Vice

President, Human Resources at Biogen Inc., a global healthcare company. Before that, from June 2015 to November 2017, Mr. First served as Global Head of Human Resources at HeartWare International, Inc., a publicly traded medical device company that was acquired by Medtronic in 2016. Mr. First holds a Master of Arts in Teaching from Union College, and a B.A. in economics from Union College.

(7)

Micah Zajic has served as our Chief Business Officer since September 2020. Prior to joining us, from April 2017 to September 2020, Mr. Zajic served as Vice President, Corporate Development at MeiraGTx Limited, a clinical stage gene therapy company. Prior to joining MeiraGTx, from 2014 to April 2017, Mr. Zajic served as Senior Director, Corporate Strategy at Alexion Pharmaceuticals Inc., a global biopharmaceutical company. Mr. Zajic started his career at Morgan Stanley, working in the Global Capital Markets and Investment Banking Division. Mr. Zajic holds a B.A. in Economics from Georgetown University.

Corporate Governance

General

Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics on our website located at www.sqzbiotech.com in the “Investors and Media” section under “Governance,” or by writing to our Secretary at our offices at 200 Arsenal Yards Blvd, Suite 210, Watertown, Massachusetts 02472.

Board Composition

Our Board currently consists of nine members: Paul Bolno, M.D., Marc Elia, Pushkal Garg, M.D., Klavs F. Jensen, Ph.D., Eric Moessinger, Marc Schegerin, M.D., Amy W. Schulman, Armon Sharei, Ph.D. and Sapna Srivastava, Ph.D. As set forth in our Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.

Director Independence

Our Board has determined that all members of the Board, except Armon Sharei, Ph.D. and Amy W. Schulman, are independent, as that term is defined under the rules of the New York Stock Exchange (“NYSE”). In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the association of certain of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

Director Candidates

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.

We entered into a Third Amended and Restated Voting Agreement in December 2019 by and among us and certain of our stockholders, which terminated in connection upon the closing of our initial public offering (“IPO”), in November 2020, pursuant to which the following directors were initially designated to serve as members of our Board: Armon Sharei, Ph.D., Amy W. Schulman, Eric Moessinger, Marc Elia, Klavs F. Jensen, Ph.D. and Pushkal Garg, M.D. Marc Elia, a Class I Director nominee, was initially recommend by one of our stockholders, Bridger Healthcare, Ltd. Pushkal Garg, M.D., a Class I Director nominee, was initially recommended by our Chief Executive Officer, Armon Sharei.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns, experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, 200 Arsenal Yards Blvd, Suite 210, Watertown, Massachusetts 02472. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Interested Parties

Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the Audit, Nominating and Corporate Governance, and Compensation Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to our Secretary at SQZ Biotechnologies Company, 200 Arsenal Yards Blvd, Suite 210, Watertown, Massachusetts 02472 or GeneralCounsel@sqzbiotech.com. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Board Leadership Structure and Role in Risk Oversight

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. With the exception of Dr. Sharei and our Chair of the Board, Ms. Schulman, our Board is currently comprised of independent directors. Our Board believes that separation of the positions of Chair and Chief Executive Officer, coupled with independent leadership on each of our Board committees, reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. For these reasons, our Board has concluded that our current leadership structure is appropriate at this time.

However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. If the Chair of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide that the independent directors may appoint a Lead Director. The Lead Director’s responsibilities may include, among others, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chair of the Board. We currently do not have a lead director.

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. In addition, the Audit Committee is responsible for overseeing our major financial and cybersecurity risk exposures, monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Research and Development Committee evaluates the direction, opportunities, risks and benefits associated with our current and potential research and development activities. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Code of Ethics

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our website, www.sqzbiotech.com, in the “Investors and Media” section under “Governance.” In addition, we intend to post on our website all disclosures that are required by law or the rules of the NYSE concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.

Attendance by Members of the Board at Meetings

There were 9 meetings of the Board during the fiscal year ended December 31, 2020. During the fiscal year ended December 31, 2020, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which is available on our website at www.sqzbiotech.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chair of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend.

Executive Sessions

As provided in the Corporate Governance Guidelines, the non-management directors meet, without management directors or management present, on a regularly scheduled basis.  The Company holds an executive session including only independent directors at least once per year.  Amy W. Schulman, the Chair of the Board, currently presides over the executive sessions of the non-management directors. Marc Schegerin, M.D., the Chair of our Audit Committee, currently presides over executive sessions of independent directors.

Committees of the Board

Our Board has established four standing committees—Audit, Compensation, Nominating and Corporate Governance, and Research and Development—each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance	Research and Development
Paul Bolno, M.D.*			Chair	X
Marc Elia*	X
Pushkal Garg, M.D.*		X		Chair
Klavs F. Jensen, Ph.D.*			X	X
Eric Moessinger*		Chair
Amy W. Schulman		X
Marc Schegerin, M.D.*	Chair
Sapna Srivastava, Ph.D.*	X

* Independent director.

Audit Committee

Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	coordinating the Board’s oversight of our internal control over financial reporting, disclosure controls and procedures and our code of business conduct and ethics;
•	discussing our risk management and risk assessment policies and overseeing management of our financial and cybersecurity risks;
•

establishing policies regarding hiring employees or former employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•

meeting independently with our internal auditing staff (or other personnel responsible for the internal audit function) after it has been established, and with the independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions;
•	periodically reviewing our investment policy; and
•	preparing the audit committee report required by the SEC rules (which is included on page 12 of this proxy statement).

The Audit Committee charter is available on our website at www.sqzbiotech.com. The current members of the Audit Committee are Marc Schegerin, M.D., Marc Elia and Sapna Srivastava, Ph.D. Marc Schegerin, M.D. serves as the Chair of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable listing rules of the NYSE. Our Board has determined that each of Marc Schegerin, M.D., Marc Elia and Sapna Srivastava, Ph.D. meets the independence requirements of Rule 10A-3 under the Exchange Act and the NYSE rules, including those related to Audit Committee membership. Our Board has further determined that each of Marc Schegerin, M.D. and Sapna Srivastava, Ph.D. is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable NYSE rules.

The Audit Committee met 3 times in 2020.

Compensation Committee

Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:

•	reviewing and approving, or recommending for approval by the Board, the compensation of our CEO and our other executive officers;
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to the Board with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required;
•	working with our Chief Executive Officer to evaluate our succession plans for the Chief Executive Officer and other executive officers; and
•	preparing the annual compensation committee report, to the extent required by SEC rules.

The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our website at www.sqzbiotech.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In 2020, the Compensation Committee engaged Radford, a business unit of Aon plc, a compensation consulting firm (“Radford”), to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. As part of this process, the Compensation Committee reviewed a compensation assessment provided by Radford comparing our compensation to that of a group of peer companies within our industry and met with Radford to discuss our executive and non-employee director compensation and to receive input and advice. Radford reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Radford and has determined that Radford’s work does not raise a conflict of interest.

The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

The current members of our Compensation Committee are Eric Moessinger, Amy W. Schulman and Pushkal Garg, M.D. Eric Moessinger serves as the Chair of the committee. As noted above, Mr. Moessinger is not standing for re-election at the Annual Meeting. The Board has appointed Sapna Srivastava, Ph.D. to the Compensation Committee, effective as of the conclusion of the Annual Meeting. Our Board has determined that each member of our Compensation Committee, as well as Sapna Srivastava, Ph.D. is independent under the applicable NYSE rules, including the NYSE rules specific to membership on the compensation committee, except Amy W. Schulman, who will serve on our Compensation Committee for a period of up to one year following the completion of our IPO, in accordance with the phase-in provisions of such NYSE rules. Our Board has determined that each member of our Compensation Committee, including Sapna Srivastava, Ph.D. is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee met 4 times in 2020.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become board members;
•	recommending to the Board the persons to be nominated for election as directors and to each board committee;
•	developing and recommending to the Board corporate governance guidelines and reviewing and recommending proposed changes to such guidelines; and
•	overseeing an annual evaluation of the Board.

The Nominating and Corporate Governance Committee charter is available on our website at www.sqzbiotech.com. The members of our Nominating and Corporate Governance Committee are Paul Bolno, M.D. and Klavs F. Jensen, Ph.D. Paul Bolno, M.D. serves as the Chair of the committee. Our Board has determined that each of Paul Bolno, M.D. and Klavs F. Jensen, Ph.D. is independent under the applicable NYSE rules. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders.

The Nominating and Corporate Governance Committee met 1 time in 2020.

Research and Development Committee

Our Research and Development Committee’s responsibilities include:

•	reviewing, evaluating, and advising the Board on the strategy, direction and effectiveness of our research and development programs;
•	evaluating and advising the Board on opportunities, risks and benefits associated with products, programs or technologies that we are considering for research and development efforts; and
•	reviewing and advising the Board on current and potential research and development activities and on the research and development pipeline.

The members of our Research and Development Committee are Pushkal Garg, M.D., Paul Bolno, M.D. and Klavs Jensen, Ph.D. Pushkal Garg, M.D. serves as the Chair of the committee. The Research and Development Committee was established in 2021 and therefore did not meet in 2020.

Executive and Director Compensation

This section discusses the material components of the compensation program for our executive officers who are named in the “2020 Summary Compensation Table” below. In 2020, our “named executive officers” and their positions were as follows:

•	Armon Sharei, Ph.D., Chief Executive Officer;
•	Teri Loxam, Chief Financial Officer;
•	Oliver Rosen M.D., Chief Medical Officer;
•	Lawrence Knopf, General Counsel; and
•	Micah Zajic, Chief Business Officer.

2020 Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(1)	OPTION AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Armon Sharei, Ph.D.	2020	467,313	—	1,631,574	218,251	7,005	2,324,143
Chief Executive Officer	2019	455,000	—	367,200	176,000	3,270	1,001,470

Teri Loxam	2020	400,000	—	139,775	156,800	76,228	772,803
Chief Financial Officer	2019	130,513	125,000	1,376,804	140,000	35,006	1,807,323

Oliver Rosen, M.D.	2020	400,722	—	502,334	148,019	8,550	1,059,625
Chief Medical Officer	2019	388,750	175,000	748,982	122,400	2,209	1,437,341

Lawrence Knopf	2020	334,583	—	932,400	131,320	8,550	1,406,853
General Counsel

Micah Zajic(5)	2020	93,212	50,000	1,713,443	142,140	3,300	2,002,095
Chief Business Officer

(1)	The amounts in this column represent signing bonuses paid to Ms. Loxam, Dr. Rosen and Mr. Zajic in connection with the commencement of their employment with the Company.
(2)

The amounts reflect the full grant date fair value of stock options granted during 2020 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option awards made to named executive officers in Note 10 to the consolidated financial statements appearing in our Form 10-K for the year ended December 31, 2020.

(3)	Amounts reflect the annual bonus earned by the named executive officers for 2020. For additional information, please see the section titled “2020 Bonuses” in this proxy statement.
(4)

The amount represents the Company’s matching contributions to the named executive officer’s 401(k) plan account. In addition, for Ms. Loxam and Mr. Zajic, the amount also includes Company-paid relocation expenses in the amount of $70,428 and $2,067, respectively.

(5)	Mr. Zajic joined the Company as its Chief Business Officer on September 16, 2020.

NARRATIVE TO SUMMARY COMPENSATION TABLE

2020 Salaries

The named executive officers receive a base salary to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Effective upon the Company’s IPO, the Board increased the base salaries for the named executive officers as follows: Dr. Sharei’s base salary was increased from $460,000 to $505,000 per year and Dr. Rosen’s base salary was increased from $390,000 to $401,700 per year.  Ms. Loxam and Mr. Knopf did not receive an increase in their annual base salaries during 2020, which were $400,000 and $335,000, respectively. Mr. Zajic joined the Company in September 2020 and his annual base salary was set at $370,000.

2020 Bonuses

We offer our named executive officers the opportunity to earn annual cash bonuses to compensate them for attaining short-term Company goals as approved by our Compensation Committee. For 2020, bonuses were based on (i) clinical and preclinicial execution, (ii) strengthening our research & development pipeline, (iii) attaining corporate financial goals related to financial metrics, (iv) enhancing and establishing strategic partnerships and (v) reinforcing our company values and culture. Effective upon the Company’s IPO, the Board increased the target bonuses for the named executive officers as follows: Dr. Sharei’s target bonus was increased from 40% to 50% and the target bonuses for Ms. Loxam, Dr. Rosen, Mr. Knopf and Mr. Zajic were increased from 35% to 40% respectively. In February 2021, the Compensation Committee evaluated the Company’s and the named executive officers’ performance against the relevant bonus goals and recommended our Board approve amounts earned by our named executive officers, which the Board subsequently approved in the amounts set forth above in the 2020 Summary Compensation Table.

Equity Compensation

We offer stock options to our employees, including our named executive officers, as the long-term incentive component of our compensation program. Our stock options generally allow employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant, as determined by the Board. Our stock options typically vest as to 25% of the underlying shares on the first anniversary of the vesting commencement date and in 36 equal monthly installments over the following three years, subject to the holder’s continued employment with us. From time to time, our Board may also construct alternate vesting schedules as it determines are appropriate to motivate particular employees. Historically, our stock options have been intended to qualify as “incentive stock options” to the extent permitted under the Internal Revenue Code.

The following table sets forth the stock options granted to our named executive officers in 2020.

NAMED EXECUTIVE OFFICER	2020 STOCK OPTIONS GRANTED
Armon Sharei, Ph.D.	215,338
Teri Loxam	16,848
Oliver Rosen, M.D.	89,505
Lawrence Knopf	104,247
Micah Zajic	224,815

Other Elements of Compensation

Retirement Plan

We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. Under this plan, we match 50% of the participants’ contributions up to 6% of eligible compensation. We believe that providing a vehicle for tax-deferred retirement savings though our

401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Health and Welfare Plans

During their employment, our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.

Outstanding Equity Awards at 2020 Fiscal Year-End

NAME	VESTING COMMENCEMENT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE(1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
Armon Sharei, Ph.D.	10/11/2016	206,486	—	1.82	10/10/2026
	10/29/2018	262,800	222,370	4.59	11/7/2028
	2/1/2019	43,436	51,334	4.59	2/18/2029
	2/18/2020	—	110,038	7.92	2/26/2030
	10/29/2020	—	105,300	16.00	10/28/2030
Teri Loxam	9/3/2019	82,373	181,222	6.15	11/06/2029
	2/18/2020	—	6,318	7.92	2/26/2030
	10/29/2020	—	10,530	16.00	10/28/2030
Oliver Rosen, M.D.	1/2/2019	92,624	100,679	4.59	2/18/2029
	2/27/2020	—	78,975	7.92	2/26/2030
	10/29/2020	—	10,530	16.00	10/28/2030
Lawrence Knopf	9/3/2019	43,932	96,651	6.14	11/6/2029
	2/18/2020	—	26,325	7.92	2/26/2030
	10/29/2020	—	77,922	16.00	10/28/2030
Micah Zajic	9/16/2020	—	192,172	11.17	9/21/2030
	10/29/2020	—	32,643	16.00	10/28/2030

(1)

Options vest and become exercisable as to 25% of the underlying shares on the first anniversary of the vesting commencement date and in 36 equal monthly installments over the following three years, subject to the named executive officer’s continued employment with us on each applicable vesting date.

Executive Compensation Arrangements

Employment Agreements

We have entered into employment agreements with Dr. Sharei, Dr. Rosen, Ms. Loxam, Mr. Knopf and Mr. Zajic that became effective on the date of our IPO.

Under the employment agreements, if we terminate a named executive officer’s employment without “cause” or the named executive officer resigns for “good reason” (as defined below) other than in connection with a change in control of the Company, subject to the named executive officer’s execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, the named executive officer will be entitled to receive (i) continued payment of the named executive officer’s base salary for 12 months for Dr. Sharei or 9 months for Dr. Rosen, Ms. Loxam, Mr. Knopf and Mr. Zajic, (ii) any unpaid bonus earned for the year prior to the year of termination plus a prorated portion of the named executive officer’s target annual bonus for the year of termination and (iii) direct payment of or reimbursement for COBRA premiums, less the amount the named executive officer would have paid for coverage as an active employee, for up to 12 months for Dr. Sharei and 9 months for Dr. Rosen, Ms. Loxam, Mr. Knopf and Mr. Zajic. If such a qualifying termination occurs during the 3-month period prior to the date of a change in control of the Company or on or within 18 months following the date of a change in control of the Company, subject to the named executive officer’s execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, the named executive officer will be entitled to receive, in lieu of the payments and benefits described above, (a) continued payment of the named executive officer’s base salary for 18 months for Dr. Sharei or 12 months for Dr. Rosen, Ms. Loxam, Mr. Knopf and Mr. Zajic (b) any unpaid bonus earned for the year prior to the year of termination, a prorated portion of the named executive officer’s target annual bonus for the year of termination and a payment equal to 1.5 times for Dr. Sharei or 1.0 times for Dr. Rosen, Ms. Loxam, Mr. Knopf and Mr. Zajic the named executive officer’s target annual bonus for the year of termination (c) direct payment of or reimbursement for COBRA premiums, less the amount the named executive officer would have paid for coverage as an active employee, for up to 18 months for Dr. Sharei or 12 months for Dr. Rosen, Ms. Loxam, Mr. Knopf and Mr. Zajic, and (d) all unvested equity or equity-based awards that vest solely based on the named executive officer’s continued employment or service with the Company will accelerate and vest in respect of 100% of the shares subject thereto.

Under the employment agreements, “cause” means, subject to notice and cure rights, a named executive officer’s (i) refusal to substantially perform the duties or carry out the reasonable and lawful instructions of the Board, (ii) breach of a material provision of the employment agreement, (iii) conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (iv) unlawful use or possession of illegal drugs on the Company’s (or any of its affiliate’s) premises or while performing his or her duties and responsibilities under the employment agreement or (v) act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against the Company or any of its affiliates.

Under the employment agreements, “good reason” means, subject to notice and cure rights, (i) a reduction in annual base salary or target annual bonus (if any), other than a reduction in annual base salary of less than 10% that is implemented in connection with a contemporaneous reduction in annual base salaries affecting other senior executives of the Company, (ii) a material decrease in authority or areas of responsibility, including ceasing to report directly to the chief executive officer or, for Dr. Sharei, the Board or equivalent governing body of the Company’s ultimate parent company following a change in control (or of the Company if there is no such parent entity), (iii) the relocation of the named executive officer’s primary office to a location more than fifty (50) miles from the named executive officer’s primary office as of the date of our IPO or (iv) the Company’s breach of a material provision of the employment agreement.

Director Compensation

Effective on our IPO, we adopted and, prior to commencing the IPO, our stockholders approved, a compensation program for our non-employee directors under which each non-employee director receives the following amounts for their services on our Board:

•	an option to purchase 21,000 shares of our common stock upon the director’s initial election or appointment to our Board that occurs after our IPO,
•

if the director has served on our Board for at least six months as of the date of an annual meeting of stockholders, an option to purchase 10,500 shares of our common stock on the date of the annual meeting,

•	an annual director fee of $35,000, and
•	if the director serves on a committee of our Board or in the other capacities stated below, an additional annual fee as follows:
•	chair of the Board or lead independent director, $30,000,
•	chair of the audit committee, $15,000,
•	audit committee member other than the chair, $7,500,
•	chair of the compensation committee, $10,000,

•	compensation committee member other than the chair, $5,000,
•	chair of the nominating and corporate governance committee, $8,000, and
•	nominating and corporate governance committee member other than the chair, $4,000.

In January 2021, our Board amended the compensation program for our non-employee directors to provide for the following retainers for service on the research and development committee: (i) $10,000 for the chair and (ii) $5,000 for members other than the chair.

Options granted to our non-employee directors under the program have an exercise price equal to the fair market value of our common stock on the date of grant and expire not later than ten years after the date of grant. The options granted upon a director’s initial election or appointment vest in 36 substantially equal monthly installments following the date of grant. The options granted annually to directors vest in a single installment on the earlier of the day before the next annual meeting or the first anniversary of the date of grant. In addition, all unvested options vest in full upon the occurrence of a change in control.

Director fees under the program are payable in arrears in four equal quarterly installments not later than the fifteenth day following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving as a non-employee director on our Board and no fee is payable in respect of any period prior to the effective date of our IPO.

In addition, effective upon our IPO, our Board granted options under our 2020 Plan to purchase 42,120 shares to each of Drs. Srivastava and Schegerin. The options have a per share exercise price equal to the IPO price per share of our common stock and vest in 48 substantially equal monthly installments occurring upon such individual’s completion of each full month of service as a member of the Board following the effective date of grant. Effective on the effective date of our IPO, our Board also granted options under our 2020 Plan to purchase 7,055 shares to each of Amy Schulman, Paul Bolno, M.D., Pushkal Garg, M.D., Klavs Jensen, Ph.D., Eric Moessinger and Marc Elia. The options have a per share exercise price equal to the IPO price per share of our common stock and vest on the first anniversary of the effective date of grant, subject to such individual’s continuous service as a member of the Board through such date.

In October 2020, our Board also approved an award of restricted stock under our 2014 Stock Incentive Plan, covering 8,555 shares to Jonathan Fleming, a former director who resigned from our Board in October 2020, in consideration of Mr. Fleming’s services rendered to the Company. The shares of restricted stock vested immediately upon the grant date. In addition, our Board amended the options previously granted to Mr. Fleming and Zafrira Avnur, a former director who resigned from our Board in October 2020, so that each option, to the extent unvested, became vested in October 2020 in connection with Mr. Fleming’s and Dr. Avnur’s resignation from our Board.

2020 Director Compensation Table

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	OPTION AWARDS ($)(2)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Amy W. Schulman	11,984	—	69,845	—	81,829
Zafrira Avnur, Ph.D.(3)	—	—	5,869	—	5,869
Isaac Ciechanover, M.D.(4)	—	—	3,417	—	3,417
Marc Elia	7,276	—	308,244	—	315,520
Jonathan Fleming(5)	—	95,559	46,354	—	141,913
Klavs Jensen, Ph.D.	7,533	—	69,845	—	77,378
Garry Nicholson(6)	—	—	17,338	—	17,338
Paul Bolno, M.D.	8,217	—	283,392	—	291,609
Pushkal Garg, M.D.	8,560	—	69,844	—	78,404
Marc Schegerin, M.D.	8,560	—	416,988	—	425,548
Sapna Srivastava, Ph.D.	7,276	—	416,988	—	424,264
Eric Moessinger	7,704	—	69,845	—	77,549

(1)	Amount reflects the full grant date fair value of restricted stock granted during 2020 computed in accordance with ASC Topic 718.
(2)

Amounts reflect the full grant date fair value of stock options granted during 2020 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option awards made to our directors in Note 10 to the consolidated financial statements appearing in our Form 10-K for the year ended December 31, 2020.

(3)

Dr. Avnur resigned from our Board on October 20, 2020. In connection with Dr. Avnur’s departure, we accelerated the vesting of her stock options, which resulted in an incremental fair value increase equal to $5,869, computed in accordance with ASC Topic 718.

(4)

Dr. Ciechanover resigned from our Board on March 30, 2020. In connection with Dr. Ciechanover’s departure, we extended the exercise period on his stock options, which resulted in an incremental fair value increase equal to $3,417, computed in accordance with ASC Topic 718.

(5)

Mr. Fleming resigned from our Board on October 20, 2020. In connection with Mr. Fleming’s departure, we accelerated the vesting of his stock options, which resulted in an incremental fair value increase equal to $46,354, computed in accordance with ASC Topic 718.

(6)

Mr. Nicholson resigned from our Board on March 30, 2020. In connection with Mr. Nicholson’s departure, we extended the exercise period on his stock options, which resulted in an incremental fair value increase equal to $17,338, computed in accordance with ASC Topic 718.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) held as of December 31, 2020 by each non-employee director who was serving as of December 31, 2020.

NAME	OPTIONS OUTSTANDING AT FISCAL YEAR END
Amy W. Schulman	38,645
Marc Elia	51,807
Pushkal Garg, M.D.	51,807
Klavs Jensen, Ph.D.	9,414
Paul Bolno, M.D.	49,175
Marc Schegerin, M.D.	42,120
Sapna Srivastava, Ph.D.	42,120
Eric Moessinger	7,055

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our common stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of April 22, 2021, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 27,881,722 shares of common stock outstanding as of April 22, 2021. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 22, 2021 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 200 Arsenal Yards Blvd, Suite 210, Watertown, Massachusetts 02472. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED	PERCENTAGE OF COMMON STOCK BENEFICIALLY OWNED
5% or Greater Stockholders
Entities Affiliated with Polaris Partners (1)	3,003,506	10.8%
Entities Affiliated with Elbrus Investments Pte. Ltd. (2)	2,513,924	9.0%
Entities Affiliated with American International Group, Inc. (3)	2,247,966	8.1%
Invus Public Equities, L.P. (4)	1,606,308	5.8%
NanoDimension II, L.P. (5)	1,483,970	5.3%
Named Executive Officers and Directors
Armon Sharei, Ph.D. (6)	860,998	3.0%
Teri Loxam (7)	117,428	*
Oliver Rosen, M.D. (8)	143,112	*
Paul Bolno, M.D. (9)	10,530	*
Marc Elia (10)	10,310	*
Pushkal Garg, M.D. (11)	31,370	*
Klavs F. Jensen, Ph.D. (12)	341,340	1.2%
Eric Moessinger	—	*
Amy W. Schulman (1)(13)	3,214,372	11.5%
Marc Schegerin, M.D. (14)	6,143	*
Sapna Srivastava, Ph.D. (15)	6,143	*
Lawrence Knopf (16)	70,280	*
Micah Zajic	—	*
All executive officers and directors (15 persons) (17)	5,039,187	18.0%

*	Represents beneficial ownership of less than one percent.
(1)

Consists of (i) 2,549,306 shares of common stock held by Polaris Partners VII, L.P. (“PP VII”), (ii) 178,340 shares of common stock held by Polaris Entrepreneurs’ Fund VII, L.P. (“PEF VII”) and (iii) 275,860 shares of common stock held by LS Polaris Innovation Fund, L.P. (“LSPIF”). Polaris Management Co. VII, L.L.C. (“PMC VII”) is the general partner of each of PP VII and PEF VII. PMC VII may be deemed to have sole voting and dispositive power with respect to the shares owned by each of PP VII and PEF VII. David Barrett, Brian Chee, Amir Nashat and Bryce Youngren are the managing members of PMC VII (collectively, the “Managing Members”) and Ms. Schulman, a member of our Board, holds an interest in PMC VII. Each of the Managing Members and Ms. Schulman, in their respective capacities with respect to PMC VII, may be deemed to share voting and dispositive power with respect to the shares held by each of PP VII and PEF VII. LS Polaris Innovation Fund GP, L.L.C. (“LSPIF GP”), is the general partner of LSPIF and may be deemed to have sole voting and dispositive power with respect to the shares owned by LSPIF. Ms. Schulman, a member of our Board, is the sole managing member of LSPIF GP. Ms. Schulman may be deemed to have sole voting and dispositive power with respect to the shares held by LSPIF. LSPIF is a specialized affiliate fund of Polaris Partners and, through its general partner, LSPIF GP, is under separate management and control from PP VII and PEF VII. The address of each of PP VII, PEF VII and LSPIF is One Marina Park Drive, 10th Floor, Boston, Massachusetts 02210.

(2)

Consists of 1,888,924 shares of common stock held by Elbrus Investments Pte. Ltd. (“Elbrus”). Elbrus is a direct wholly owned subsidiary of Temasek Life Sciences Private Limited (“TLS”), which in turn is a direct wholly owned subsidiary of Fullerton Management Pte Ltd (“Fullerton”), which in turn is a direct wholly owned subsidiary of Temasek Holdings (Private) Limited (“Temasek”). The address of these entities is 60B Orchard Road, #06-18 Tower 2, TheAtrium@Orchard, Singapore 233891. V-Sciences directly owns 625,000 shares of the Issuer’s common stock. V-Sciences is a direct wholly-owned subsidiary of TLS, which in turn is a direct wholly-owned subsidiary of Fullerton, which in turn is a direct wholly-owned subsidiary of Temasek. Each of TLS, Fullerton and Temasek, through the ownership described herein, may be deemed to beneficially own the shares held by V-Sciences.

(3)

Based solely on Schedule 13G filed with the SEC on February 16, 2021, American International Group, Inc. reported shared voting power and shared dispositive power over 2,247,966 shares of common stock. AIG Capital Corporation, AIG Fund GP Holdings, LLC, AIG DECO Fund I, GP, LLC and AIG DECO Fund I, LP reported shared voting power and shared dispositive power over 2,136,139 shares of common stock. AIG Asset Management (U.S.), LLC is a wholly-owned subsidiary of American International Group, Inc., and shares voting and investment power with respect to AIG DECO Fund I, LP’s holdings. SAFG Retirement Services, Inc., AIG Life Holdings, Inc. and AGC Life Insurance Company reported shared voting power and shared dispositive power over 111,827 shares of common stock. The Variable Annuity Life Insurance Company reported shared voting power and shared dispositive power over 2,098 shares of common stock. American General Life Insurance Company and SunAmerica Asset Management, LLC reported shared voting power and shared dispositive power over 109,729 shares of common stock. SunAmerica Asset Management, LLC, The Variable Annuity Life Insurance Company and American General Life Insurance Company are wholly-owned subsidiaries of American International Group, Inc. The address of American International Group, Inc. is 175 Water Street, New York, NY 10038. The address of AIG Capital Corporation, AIG Fund GP Holdings, LLC, AIG DECO Fund I GP, LLC and AIG DECO Fund I, LP is 80 Pine Street, 8th Floor, New York, NY 10005. The address of SAFG Retirement Services, Inc. and SunAmerica Asset Management, LLC is 21650 Oxnard Street, 10th Floor, Woodland Hills, CA 91367. The address of AIG Life Holdings, Inc., AGC Life Insurance Company, The Variable Annuity Life Insurance Company and American General Life Insurance Company is 2727-A Allen Parkway, Houston, TX 77019.

(4)

Based solely on Schedule 13G/A filed with the SEC on February 16, 2021, Invus Public Equities, L.P. (“Invus Public Equities”), Invus Public Equities Advisors, LLC (“Invus PE Advisors”), Artal Treasury Limited (“Artal Treasury”), Artal International S.C.A. (“Artal International”), Artal International Management S.A. (“Artal International Management”), Artal Group S.A. (“Artal Group”), Westend S.A. (“Westend”), Stichting Administratiekantoor Westend (the “Stichting”) and Mr. Amaury Wittouck reported shared voting power and shared dispositive power over 1,606,308 shares of common stock. As of January 11, 2021, Mr. Wittouck, as the sole member of the board of the Stichting, controls the Stichting and, accordingly, may be deemed to beneficially own the Shares that the Stichting may be deemed to beneficially own. The address of Invus Public Equities and Invus PE Advisors is 750 Lexington Avenue, 30th Floor, New York, NY 10022. The address of Artal Treasury is Suite 4, Borough House, Rue du Pré, St. Peter Port, Guernsey GY1 3JJ. The address of Artal International, Artal International Management, Artal Group, Westend and Mr. Amaury Wittouck is Valley Park, 44, Rue de la Vallée, L-2661, Luxembourg. The address of the Stichting is Claude Debussylaan, 46, 1082 MD Amsterdam, The Netherlands.

(5)

Based solely on Schedule 13G filed with the SEC on February 19, 2021, NanoDimension II, L.P., Nanodimension II Management Limited, Mr. Jonathan Nicholson and Mr. Richard Coles reported shared voting power and shared dispositive power over 1,483,970 shares of common stock. NanoDimension II Management Limited serves as the general partner of NanoDimension II GP Limited Partnership which serves as the general partner of NanoDimension II, L.P. and owns no shares directly. Eric Moessinger is a partner of Nanodimension, Inc. and a limited partner of NanoDimension II GP Limited Partnership. The address of such beneficial owners is c/o NanoDimension II Management Limited, Governor’s Square, Unit 3-213-6, 23 Lime Tree Bay Ave, Grand Cayman, KY1-1302, Cayman Islands.

(6)	Includes (i) 259,713 shares of common stock and (ii) 601,285 shares of common stock which Dr. Sharei has the right to acquire within 60 days of April 22, 2021.
(7)	Includes 117,428 shares of common stock which Ms. Loxam has the right to acquire pursuant to outstanding share options, including options that will be exercisable within 60 days of April 22, 2021.
(8)	Includes 143,112 shares of common stock which Dr. Rosen has the right to acquire pursuant to outstanding share options, including options that will be exercisable within 60 days of April 22, 2021.
(9)	Includes 10,530 shares of common stock which Dr. Bolno has the right to acquire pursuant to outstanding share options, including options that will be exercisable within 60 days of April 22, 2021.
(10)	Includes 10,310 shares of common stock which Mr. Elia has the right to acquire pursuant to outstanding share options, including options that will be exercisable within 60 days of April 22, 2021.
(11)	Includes 31,370 shares of common stock which Dr. Garg has the right to acquire pursuant to outstanding share options, including options that will be exercisable within 60 days of April 22, 2021.
(12)

Includes (i) 338,983 shares of common stock and (ii) 2,358 shares of common stock which Dr. Jensen has the right to acquire pursuant to outstanding share options, including options that will be exercisable within 60 days April 22, 2021.

(13)

Includes (i) 190,684 shares of common stock, (ii) 20,182 shares of common stock which Ms. Schulman has the right to acquire pursuant to outstanding share options, including options that will be exercisable within 60 days of April 22, 2021 and (iii) 3,003,506 shares of common stock held by entities associated with Polaris Partners, over which Ms. Schulman may be deemed to have voting and dispositive power.

(14)	Includes 6,143 shares of common stock which Dr. Schegerin has the right to acquire pursuant to outstanding share options, including options that will be exercisable within 60 days April 22, 2021.

(15)	Includes 6,143 shares of common stock which Dr. Srivastava has the right to acquire pursuant to outstanding share options, including options that will be exercisable within 60 days April 22, 2021.
(16)	Includes 70,280 shares of common stock which Mr. Knopf has the right to acquire pursuant to outstanding share options, including options that will be exercisable within 60 days April 22, 2021.
(17)

Includes (i) 3,852,355 shares of common stock and (ii) 1,199,113 shares of common stock that can be acquired pursuant to outstanding share options, including options that will be exercisable within 60 days of April 22, 2021.

Certain Relationships and Related Person Transactions

Policies and Procedures for Related Person Transactions

Our Board has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our legal team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal team determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our General Counsel is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2019, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”

Preferred Stock Financing

From December 2019 through June 2020, we issued and sold to investors in private placements an aggregate of 4,897,428 shares of our Series D preferred stock at a purchase price of $13.9365 per share, for aggregate consideration of approximately $68.3 million.

Each share of our Series D Preferred Stock converted into shares of our common stock upon the closing of our initial public offering. The following table summarizes purchases of shares of our Series D Preferred Stock by directors, officers and holders of more than 5% of our capital stock.

Participants	Total Shares Purchased	Aggregate Purchase Price
		(in thousands)
Greater than 5% Stockholders (1)
Entities Affiliated with Polaris Partners	251,139	$3,500
NanoDimension II, L.P.	150,000	$2,090
Invus Public Equities, L.P.	150,683	$2,100
Elbrus Investments Pte., Ltd.	1,793,850	$25,000
AIG DECO Fund I, LP	1,435,080	$20,000

(1)	Additional details regarding these stockholders and their equity holdings are provided in this proxy statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”

Some of our directors and former directors are associated with our principal stockholders as indicated in the table below:

Director	Principal Stockholder
Amy W. Schulman	Entities Affiliated with Polaris Partners
Isaac E. Ciechanover, M.D.(1)	Entities Affiliated with Polaris Partners
Eric Moessinger	NanoDimension II, L.P.
Zafrira Avnur, Ph.D.(2)	Entities Affiliated with Global Health Science Fund

(1)	Dr. Ciechanover resigned from our Board on March 30, 2020.
(2)	Dr. Avnur resigned from our Board on October 20, 2020.

Initial Public Offering

In October 2020, we completed our initial public offering, which resulted in the issuance and sale of 5,073,529 shares of common stock (including 661,764 shares sold pursuant to the underwriters’ partial exercise of their option to purchase additional shares in November 2020) at an initial public offering price of $16.00 per share, generating net proceeds of $75.4 million after deducting underwriting discounts and other offering costs. The following table sets forth the number of shares of common stock purchased in our initial public offering by directors (and related parties thereto) and holders of more than 5% of our common stock:

Participants	Total Shares Purchased	Aggregate Purchase Price
		(in thousands)
Greater than 5% Stockholders (1)
Entities Affiliated with Polaris Partners	250,000	$4,000
Entities Affiliated with Elbrus Investments Pte. Ltd.	625,000	$10,000
Entities Affiliated with American International Group, Inc.	625,000	$10,000
Invus Public Equities, L.P.	465,000	$7,440
NanoDimension II, L.P.	38,749	$6,120

(1)	Additional details regarding these stockholders and their equity holdings are provided in this proxy statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”

Some of our directors and former directors are associated with our principal stockholders as indicated in the table above, under “Preferred Stock Financing”.

Investor Rights Agreement

We entered into a Third Amended and Restated Investor Rights Agreement (the “Investor Rights Agreement”) in December 2019, as most recently amended in February 2021, with certain holders of our preferred stock, including entities with which certain of our directors are related. The Investor Rights Agreement provides for certain rights relating to the registration of such holders’ common stock, including shares issuable upon conversion of preferred stock, and a right of first refusal to purchase future securities sold by us.

Consulting Agreement with Klavs F. Jensen, Ph.D.

In October 2015, we entered into a consulting agreement with Klavs F. Jensen, Ph.D., who is one of our directors, pursuant to which Dr. Jensen agreed to provide us certain consulting and advisory services. Under the terms of the agreement, we paid Dr. Jensen $75,000 in 2019. Effective as of October 1, 2019, the consulting agreement with Dr. Jensen was terminated.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 200 Arsenal Yards Blvd, Suite 210, Watertown, Massachusetts 02472 in writing not later than December 28, 2021.

Stockholders intending to present a proposal at the 2022 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2022 Annual Meeting of Stockholders no earlier than February 15, 2022 and no later than March 17, 2022. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary at 200 Arsenal Yards Blvd, Suite 210, Watertown, Massachusetts 02472. In the event that the date of the 2022 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 15, 2022, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting and not later than the close of business on the 90th day prior to the 2022 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

SQZ’s Annual Report on Form 10-K

A copy of SQZ’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 22, 2021 without charge upon written request addressed to:

SQZ Biotechnologies Company
Attention: Secretary
200 Arsenal Yards Blvd, Suite 200
Watertown, Massachusetts 02472

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxydocs.com/SQZ. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 at www.sqzbiotech.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Lawrence Knopf, General Counsel and Secretary

Watertown, Massachusetts
April 26, 2021

SQZBIOTECH ® P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/SQZ • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-509-2154 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided SQZ Biotechnologies Company Annual Meeting of Stockholders For stockholders of record on April 22, 2021 TIME: Tuesday, June 15, 2021, 09:30 AM, Eastern Time PLACE: Annual Meeting to be held live via the Internet. Register in advance and follow the instructions you will receive via email, including your unique live meeting link that will allow you to access the meeting and vote electronically during the meeting. Please visit www.proxydocs.com/SQZ for more details. This proxy is being solicited on behalf of the Management The undersigned stockholder(s) of SQZ Biotechnologies Company hereby appoint(s) Teri Loxam and Lawrence Knopf, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of SQZ Biotechnologies Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. Eastern Time on June 15, 2021, via a live webcast available by registering at www.proxydocs.com/SQZ, and any adjournment, continuation or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

SQZ Biotechnologies Company Annual Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only MANAGEMENT RECOMMENDS A VOTE "FOR" ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE MANAGEMENT RECOMMENDS 1. To elect two Class I Directors to serve until the 2024 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified FOR WITHHOLD 1.01 Marc Elia FOR 1.02 Pushkal Garg, M.D. FOR 2 To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 FOR AGAINST ABSTAIN FOR  You must register to attend the meeting online and/or participate at www.proxydocs.com/SQZ Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date